New Hope for Serious Infections 19th Annual Needham Virtual Healthcare Conference Corporate Presentation April 14, 2020 © Cidara Therapeutics 2020

Forward-Looking Statements

These slides contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These slides are not intended to and do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding whether Cidara's approach to infectious disease will be transformative and whether Cidara's product candidates may be successfully developed to address unmet medical needs; statements about the potential effectiveness, safety, and long-acting nature of rezafungin and whether it will enable fast clearance of infection, the early discharge of hospitalized patients, or whether it will transform the care of BMT patients; whether the top line results of the STRIVE Part B clinical trial will be supported in the full analysis of the STRIVE Part B clinical data, and whether the success of the STRIVE Part B clinical trial or the post-hoc analysis of the STRIVE Part A and Part B data indicates a successful outcome in the Phase 3 ReSTORE clinical trial; and whether rezafungin could be effective for secondary fungal infections in COVID-19 patients. Certain statements regarding our Cloudbreak platform are also forward-looking including statements regarding whether our Cloudbreak platform can identify product candidates with intrinsic antimicrobial activity and immune engagement that will increase efficacy or represent an improvement over existing anti-viral agents; whether our AVCs for coronavirus will successfully inhibit viral fusion, identify therapies that are fast acting or provide long-acting prevention; whether Cidara's in vitro data and/or clinical observations of other peptide inhibitors with a similar mechanism of action in HIV will be observed in any AVCs Cidara may advance to clinical development for coronavirus, whether the potential advantages of Cloudbreak AVCs observed in non-clinical studies for influenza will be observed in AVCs for coronavirus, whether AVC influenza candidates, including CD377, will achieve the major attributes believed to be needed in flu such as broad spectrum, superior resistance profile, protection for high-risk populations, expanded efficacy window, long duration of action and rapid onset of activity, or flexible administration; whether results observed in in-vitro and/or in-vivo animal studies with AVC influenza candidates, including CD377, will be observed in human use or represent an improvement over existing therapies; whether we will be able to advance CD377, or other influenza AVCs to clinical development or whether we will be able to access BARDA funding; and whether our Cloudbreak platform can be expanded to identify product candidates to treat or prevent RSV, HIV, coronavirus or other viruses. This presentation also contains estimates and other statistical data made by independent parties and by Cidara relating to market size and growth and other data about Cidara's industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of the future performance of the markets in which Cidara operates are necessarily subject to a high degree of uncertainty and risk, including, Cidara's estimated use of proceeds from the Rights Offering; Cidara's ability to obtain additional financing; the success and timing of Cidara's preclinical studies, clinical trials and other research and development activities; receipt of necessary regulatory approvals for development and commercialization, as well as changes to applicable regulatory laws in the United States and foreign countries; changes in Cidara's plans to develop and commercialize its product candidates; Cidara's ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara's Form 10-K as most recently filed with the United States Securities and Exchange Commission (SEC), under the heading "Risk Factors." All forward-looking statements contained in this presentation speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Cidara investment thesis

Leading science on antifungal and antiviral prevention and treatment

Rezafungin	1st antifungal in 13 years for 1st line treatment and prophylaxis
Treatment – Phase 3	Transform treatment of candidemia and invasive candidiasis
Prophylaxis – Phase 3	Transform prevention in high risk hematology (BMT) setting
Validation	Significant ex-US/ex-Japan partnership with Mundipharma
Cloudbreak AVCs	Modular platform for viral protection & treatment
COVID-19 & Pan CoV	Rezafungin: Prophylaxis against invasive fungal infections Cloudbreak: Testing new molecules against COVID-19

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Cidara’s pipeline targets fungal and viral infections IND- Program Proposed Indication Discov. in vitro in vivo enable Ph 1 Ph 2 Ph 3 ANTIFUNGAL Treatment of Rezafungin Candidemia & Invasive Candidiasis Prophylaxis of IFD in Rezafungin Blood & Marrow Transplant Patients ANTIVIRAL: CLOUDBREAK PLATFORM Antiviral Fc Conjugates (AVCs) CD377 Influenza Prevention & Treatment nd 2 Gen Influenza Flu AVC Prevention & Treatment RSV AVC RSV Prevention & Treatment HIV AVC HIV PEP, PrEP, Maintenance CoV AVC COVID-19 & Pan CoV Prevention & Treatment 4

Cidara’s pipeline targets multiple unmet medical needs Rezafungin Cloudbreak 5

Rezafungin: A novel echinocandin in Phase 3 Structural modification is designed to yield improved chemical & biological properties • Designed for prolonged PK once weekly dosing in clinical studies • Designed for high exposures potential for improved efficacy • Observed absence of toxic degradation products potential for improved safety • Designed for multiple clinical formulations intravenous and subcutaneous under development ICAAC 2015 6

Status of rezafungin phase 3 development plan Phase 3 Treatment Trial Phase 3 Prophylaxis Trial • Monitoring: We are monitoring a • Preparation: We are continuing number of factors affecting our regulatory and clinical activities enrollment and clinical trial to begin initiating sites and operations, including COVID-19 enrolling patients when the effects of COVID-19 subside • Mitigation: We are taking steps Status to mitigate the impact of • Launch Timing: We are COVID-19 evaluating when to commence the trial on a site-by-site basis • TLD Timing: We expect topline data in the first half of 2021 7

Rezafungin overall phase 3 development plan 1 Phase 3 Treatment Trial Phase 3 Prophylaxis Trial Treatment of candidemia & Prophylaxis against Aspergillus, Indication invasive candidiasis in patients Candida & PCP in allogeneic blood with limited treatment options and marrow transplant patients Phase 3 Size 184 patients 2 (20% NI margin) 462 patients (12.5% NI margin) Enable early discharge of Overall Transform post-blood & marrow patients on a weekly objective transplant standard of care echinocandin and outpatient use 1. We plan to commence the ReSPECT trial initially in Europe and Canada. 2. Phase 3 Primary Evaluable Population size. 8

STRIVE B Phase 2 data in candidemia & invasive candidiasis Corroborates STRIVE A results and supports ReSTORE Phase 3 9

Rezafungin: Superior on time to negative blood culture Time to negative blood culture (mITT population) Rezafungin IV 400/200 100% 80% Caspofungin IV 60% Log-rank test: RZF vs CSP 40% p=0.02 20% Probability of of Probability negativecultureblood 0% 0 40 80 120 160 200 Hours since first dose Data on file from STRIVE A and B combined 10

30-Day All Cause Mortality – Post Hoc Analysis* STRIVE Program: Rezafungin vs. Caspofungin FAVORS REZAFUNGIN FAVORS CASPOFUNGIN ReSTORE Phase 3 trial endpoint requires upper -8.8% limit of confidence -24.7% Rezafungin 400/200 +0.41% interval be below 20% threshold 95% confidence interval for FDA 20% Non-inferiority margin SUPERIORITY NON-INFERIORITY -20% -10% 0 10% * Using the same analysis method as planned for the Phase 3 study, a two-sided 95% confidence interval (CI) for the observed difference in the ACM rate (relevant Rezafungin group minus caspofungin group) was calculated using the unadjusted method of Miettinen and Nurminen. Post-hoc analyses do not establish effectiveness and should not be assumed to establish the same outcome in Phase 3. 11

Day 14 Clinical Response – Post Hoc Analysis* STRIVE Program: Rezafungin vs. Caspofungin FAVORS REZAFUNGIN FAVORS CASPOFUNGIN ReSTORE Phase 3 trial endpoint requires upper 9.9% limit of confidence 26.6% Rezafungin 400/200 -6.9% interval be below 20% threshold 95% confidence interval for EMA -20% Non-inferiority margin SUPERIORITY NON-INFERIORITY 20% 10% 0 -10% * Using the same analysis method as planned for the Phase 3 study, a two-sided 95% confidence interval (CI) for the observed difference in the ACM rate (relevant Rezafungin group minus caspofungin group) was calculated using the unadjusted method of Miettinen and Nurminen. Post-hoc analyses do not establish effectiveness and should not be assumed to establish the same outcome in Phase 3. 12

ReSTORE trial design mirrors STRIVE All-Cause Mortality (1 ENDPOINT – FDA) Global Global Response Global Response & Global Global Global Response Global Global RResponseesponse ((11° EENDPOINTNDPOINT – EEMA)MA) All cause mortality RResponseesponse Response(1° ENDPOINT – FDA) Rezafungin Dose Optional dose Week 1 2 3 4 5 6 7 8 9 400/200/(200)mg n=92 1 5 8 15 22 30(-2) 35 42 45 49 56 59 Day 70mg Dose 50mg Dose® Caspofungin Week 1 2 3 4 5 6 7 8 9 70/50/(50)mg n=92 1 5 8 15 22 30(-2) 35 42 45 49 56 59 Day 13

Our partner for Rezafungin ex-US/Japan 120 60 Over €2 50% MARKETS YEARS BILLION Over 50% revenue Active in Over 60 years of asset- European sales derived from new more than 30 led innovation exceeding €1 billion products launched in in Europe Over €2B ex-US the last five years in Europe 14

Rezafungin collaboration recognizes commercial potential Data Available at Signing Rights Deal ($ million) ANTIFUNGAL P2 P3 NDA Marketed Cidara / Mundipharma: Rezafungin Ex-US; ex-Japan 568 Basilea / Pfizer: Ex-US; ex-Japan 725 ANTIBIOTICS 0 200 400 600 P2 P3 NDA Marketed Melinta / Menarini: Delafloxacin Ex-US; ex-Japan 120 Paratek / Zai Labs: Omadacycline China Melinta / Menarini: Ex-US; ex-Japan 265 Vabomere, Orbactiv & Minocin 15

Rezafungin overall phase 3 development plan 1 Phase 3 Treatment Trial Phase 3 Prophylaxis Trial Treatment of candidemia & Prophylaxis against Aspergillus, Indication invasive candidiasis in patients Candida & PCP in allogeneic blood with limited treatment options and marrow transplant patients Phase 3 Size 184 patients 2 (20% NI margin) 462 patients (12.5% NI margin) Enable early discharge of Overall Transform post-blood & marrow patients on a weekly objective transplant standard of care echinocandin 1. We plan to commence the ReSPECT trial initially in Europe and Canada. 2. Phase 3 Primary Evaluable Population size. 16

The current standard of care is inadequate

High discontinuation rate

BMT patients discontinue prophylaxis due to adverse events and low tolerability


Posaconazole[1]
34%
Fluconazole[1]
38%
Bactrim[2]
35%

High mortality

90-day mortality in patients with invasive fungal infection[3]


Blood and marrow transplant
63%
Hem Malignancy
52%

1 Ullmann AJ et al. Posaconazole or fluconazole for prophylaxis in severe graft-versus-host disease. N Engl J Med. 2007 Jan 25;356(4):335-47.
2 Vasconcelles MJ et al. Aerosolzed Pentamidine and Pneumocystis Prophylaxis after Bone Marrow Transplantation is Inferior to Other Regimens and is Associated with Decreased Survival and Increased Risk of Other Infections. A. Society for BMT. 2000.
3 The PATH (Prospective Antifungal Therapy) Alliance registry and invasive fungal infections: update 2012 (2012).

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Rezafungin: potential simplified single drug paradigm

Antifungal prophylaxis in allogeneic blood and marrow transplant setting


Current Antifungal Prophylaxis Regimens
Fluconazole
Fluconazole
Posaconazole or Voriconazole
or… Posaconazole or Voriconazole
Bactrim, dapsone or atovaquone
SOC for Candida and Aspergillus
SOC for Pneumocystis
Rezafungin 400/200
Candida, Aspergillus and PCP
-10
0
10
20
30
40
50
60
70
80
90
Transplant
Day

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ReSPECT Phase 3 prophylaxis trial design  Rezafungin Arm (n=~300) 1 Endpoint: Fungal Free Survival at Day 90 Follow up Week 1 2 3 4 5 12 13 17 Rezafungin Azole placebo Bactrim placebo Day 1 90 120 Comparator Arm (n=~150) Week 1 2 3 4 5 12 13 17 Rezafungin Placebo Azole* *Fluconazole to start in all patients. Posaconazole optional in patients who develop GVHD per label. Bactrim Day 1 84 90 120 19

COVID-19 patients at risk for fungal infections Working with KOLs to develop clinical protocol Challenge • COVID-19 patients at risk for secondary fungal infections • Similar to fungal infections seen in hospitalized flu patients Risk factors • Use of ventilator / intubation include: • Immunosuppressive condition or drugs (includes some COVID- 19 treatments, such as hydroxychloroquine and IL-6 inhibitors) Rezafungin as a • As in ReSPECT Phase 3 trial, covers respiratory pathogens solution1 Aspergillus and Pneumocystis, in addition to Candida • Substantial distribution to respiratory tract • Favorable drug-drug interaction profile • Favorable hepatic and renal safety • No QT prolongation and sudden cardiac death observed • 1x/week infusion to facilitate earlier discharge and limit healthcare interactions 20 1. Observations from STRIVE Phase 2 clinical trial and Phase 1 trials to date.

Cidara’s pipeline targets multiple unmet medical needs Rezafungin Cloudbreak 21

Vision for Antiviral Conjugates for respiratory disease: Single-dose treatment and long-acting protection Against all strains… In all people… 22

SB 10 Cloudbreak platform – multimodal mechanism of action Intrinsic antiviral activity & immune engagement Immune Pathogen Component TARGETING MOIETY (TM) Fc MOIETY • Inhibits essential surface target • Engages immune system • Direct viricidal activity • Extends PK 23

Coronavirus AVCs are being designed to target viral fusion Untreated Treated 24

Coronavirus - Novel Cloudbreak approaches to treat & prevent Inhibitor peptides Fc • Novel Fc - peptide fusion AVC inhibitors for SARS and COVID-19 • Goal: fast-acting treatment and long-acting prevention • 16 variants have been generated for first round of testing • Several designs under evaluation • Broad spectrum activity against SARS, MERS and a-coronaviruses • Specific for COVID-19 • Peptide inhibitors with a similar MOA in HIV is clinically validated1 • At Cidara, an analogous Fc - peptide fusion approach with HIV yielded potent (nM) in-vitro inhibitors of viral fusion 1. Lalezari JP, Eron JJ, Carlson M, Cohen C, DeJesus E, Arduino RC, et al. (March 2003). "A phase II clinical study of the long-term safety and antiviral activity of enfuvirtide-based antiretroviral therapy". Aids. 17 (5): 691–8. doi:10.1097/00002030-200303280-00007 25

Potential Advantages of AVCs1 in COVID-19 Utility for rapid treatment and long-term prevention of respiratory diseases • Rapid onset of action • Superior distribution to lung • Months of protection from single dose • Activity in immune compromised hosts 1. The above have been observed in testing of Cidara’s AVCs under development for other therapeutics uses. To date, Cidara has not conducted similar in vivo testing for its AVCs for COVID-19. 26

SB 12 CD377 for influenza: Validation of the approach in respiratory viruses Broad spectrum, universal coverage Superior resistance profile Protection for High-Risk Populations Expanded efficacy window Long duration of action Rapid onset of activity Flexible administration 27

SB 9 CD377: a multivalent conjugate of a neuraminidase inhibitor with human Fc domain AVC Direct inhibition of viral TM proliferation – NA inhibition Fc Virion HA NA Additional mechanisms – Additional mechanisms – Immune mediated clearance Improved antiviral activity vs small molecules NK/CD8+ cell AVC Apoptosis of host cell Viral replication Host cell 28

SB 11 Flu vaccines have well known limitations… Viral coverage Patient Manufacturing Strain-specific, Less effective in elderly & Challenging in a pandemic: variable coverage immune compromised long, complex production 10%-60% effective ~2-week lag time to Difficult to scale, low yields (2004-2018)1 achieve full protection2 can limit production capacity3 1. https://www.cdc.gov/flu/professionals/vaccination/effectiveness-studies.htm 2. https://www.cdc.gov/flu/protect/keyfacts.htm 3. https://www.cdc.gov/flu/professionals/antivirals/summary-clinicians.htm 29

… which place a substantial burden on the US population 49% 40% or less 9M to 45M immunization rate vaccine effectiveness people who get the flu 31.4M 140K – 810K 12K – 80K outpatient visits hospitalizations deaths The top range of these burden estimates are from the 2017-2018 flu season Sources: CDC; https://www.cdc.gov/flu/about/burden/index.html Challenger, Gray, & Christmas, Inc.; https://www.healthline.com/health/influenza/facts-and-statistics#5 30

~320M~320M peoplepeople shouldshould bebe vaccinated/yearvaccinated/year inin USUS OtherOther coco-morbiditiesmorbidities3 100100 1 1 4 ) 8080 FluFlu VaccineVaccine NonNon-believerbeliever M ( n o i t 6060 ElderlyElderly ageage 65+65+ a l u 2 p RespiratoryRespiratory coco-morbiditiesmorbidities o P f 4040 HighHigh riskrisk settingssettings <5<5 yrsyrs o ~100M~100M peoplepeople inin e VaccineVaccine ineligibleineligible z i USUS inin higherhigher riskrisk Size of Population (M) Population of Size S 2020 ImmunocompromisedImmunocompromised groupsgroups alonealone1 PregnantPregnant womenwomen 0 0 1 2 3 4 5 LOWLOW LevelLevel ofof UnmetUnmet NeedNeed HIGHHIGH DETAILDETAIL 1.1. CDC.govCDC.gov. CensusCensus BureauBureau 2017.2017. HarpazHarpaz,, OpenOpen ForumForum InfectiousInfectious DiseaseDisease VolVol 3 FallFall 20162016 2.2. RespiratoryRespiratory coco-morbiditiesmorbidities includeinclude asthmaasthma andand COPDCOPD 3.3. OtherOther coco-morbidities,morbidities, drivingdriving higherhigher risk,risk, includeinclude allall chronicchronic conditions,conditions, butbut thethe majormajor onesones areare diabetes,diabetes, CVCV disease,disease, etc.etc. 4.4. BasedBased onon a 20182018 USUS nationalnational surveysurvey commissionedcommissioned byby Research!AmericaResearch!America andand AmericanAmerican SocietySociety forfor MicrobiologyMicrobiology (N=1004),(N=1004), 53%53% peoplepeople didn’tdidn’t getget fluflu vaccinevaccine inin lastlast year,year, andand 48%48% chosechose “do“do notnot trusttrust fluflu vaccine”vaccine” asas thethe reasonreason forfor notnot gettinggetting fluflu vaccinevaccine 317

CD377 development candidate profile

Now in IND enabling studies

	Target Attribute	CD377
Indication	Universal prevention and treatment	All data are supportive
Spectrum	A & B + drug resistant strains, low resistance potential	Potent in-vivo activity against all seasonal and pandemic strains
Safety/Tolerability	High safety margin for long term prevention	> 54x exposure margin in 14-day primate toxicity studies
Dosing Frequency	1 to 2x per flu season	Estimated 3 to 6-month coverage with single SC or IM dose
Route of Administration	SubQ, IM and IV dosing	Equivalent exposures and efficacy
Target Populations	High risk populations where vaccines are not effective	Equally effective in immune compromised & immune competent models at similar doses

Data available at: https://www.cidara.com/wp-content/uploads/2020/03/Cidara-Cloudbreak-Deck-March-2020.pdf

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AVC Clinical Development Plan (Phase 1a)

Phase 1 Safety data to enable BARDA consideration

- Phase 1a- SAD/MAD (~1-year duration)
  - 3 dose groups (10:3 ratio of CD377 : Placebo) low, medium & high dose
  - Total follow-up of ~4 months following last dose


Screened Subjects
N=52
Low Dose Subjects
N=13
Mid Dose Subjects
N=13
High Dose Subjects
N=26
Second Dose at
3 months
N=13

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Influenza Development Program Two Indications- Treatment and Prevention Treatment • Potential advantages based on nonclinical data over current standard of care • Efficacy against all tested strains of Influenza A and B (including H1N1, H3N1, H5N1, H7N9, etc) • Efficacy against oseltamivir- and baloxavir-resistant strains • Improved efficacy with delayed dosing beyond 24 hours • Proposed Trials • Phase 1b: Healthy volunteer challenge study (early POC) • Phase 2: dose-ranging in uncomplicated influenza • Phase 3: CD377 vs active comparator – Focus will be on high risk outpatient or hospitalized, but could cover other influenza populations depending on regulatory interactions 34

Influenza Development Program Two Indications- Treatment and Prevention Prevention • Potential advantages based on nonclinical data over vaccines • Superiority in high-risk patients with low vaccine efficacy: elderly, cardiac/pulmonary patients, and diabetics, transplant, and other immunosuppressed patients • Efficacy against all tested strains of Influenza A and B (including H1N1, H3N1, H5N1, H7N9, etc) • Efficacy against oseltamivir- and baloxavir-resistant strains • Proposed Trials • Phase 1b: Healthy volunteer challenge study (early POC) • Phase 2: Dose-ranging in non-vulnerable population – Consideration for post-exposure prophylaxis study • Phase 3 (similar to vaccine studies in seasonal influenza): AVC vs Placebo in vaccinated high-risk populations as defined in Table 4 of IDSA Guidelines 35

Financial overview Summary Consolidated As of December 31, 2019 Balance Sheet Information As Reported Pro Forma Comment 1 PF includes rights offering Cash and restricted cash $60.3M $89.4M proceeds of $29.1M 2 PF includes Series X pref. Common stock issued 40.5M 51.5M shares ‘as converted’ Pacific Western Term Loan $10.0M 1. Includes $60.3M of cash and restricted cash at December 31, 2019, and $29.1M of net proceeds from the February 13, 2020 rights offering. 2. As Reported common stock as of February 25, 2020 (includes 6.6M shares of common stock issued in the $30M rights offering on February 13, 2020). Pro forma includes (i) 40.5M shares of common stock and (ii) 11.0M shares of common stock issuable upon the conversion of Series X Convertible Preferred stock. Each share of Series X Convertible Preferred is convertible into 10 shares of common stock. 36

SB 12 Cidara is much more than a typical ID company Strategic Focus Transformative approaches to infectious disease Rezafungin Treatment Enable fast clearance of infection and early discharge vs SOC Rezafungin Prophylaxis Transform the care of BMT patients Cloudbreak AVC Radically different approach to viral treatment & prevention Our Team Experienced creators of shareholder value 37

New Hope for Serious Infections 19th Annual Needham Virtual Healthcare Conference Corporate Presentation April 14, 2020 © Cidara Therapeutics 2020